Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Employee Stock Purchase Plan of LeonaBio, Inc. of our report dated March 31, 2026, with respect to the consolidated financial statements of LeonaBio, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

April 1, 2026